UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2023, AmerisourceBergen Corporation (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Walgreens Boots Alliance Holdings LLC (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase 292,792 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), directly from the Selling Stockholder (the “Repurchase”). The Repurchase was consummated on May 15, 2023. The aggregate price paid by the Company in the Repurchase was approximately $50 million. The Repurchase was made under the Company’s share repurchase program and the repurchased shares will be held in treasury.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the full text of the Share Repurchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The Repurchase was carried out concurrently with the Selling Stockholder entering into variable pre-paid forward sale contracts (the “Contracts”) with financial institutions, executed in reliance on Rule 144 of the Securities Act of 1933, as amended. The Contracts are scheduled to settle starting in the fourth quarter of the Selling Stockholder’s fiscal year 2025, at which time the Selling Stockholder intends to deliver 4,590,000 shares of Common Stock in the aggregate to the counterparties to the Contracts. In exchange for assuming these obligations, the Selling Stockholder received cash payments from the financial institutions in an aggregate amount of approximately $644 million.

After giving effect to the impact of the Repurchase, the Selling Stockholder owns 33,366,388 shares of Common Stock, which represents approximately 16.5% of the 202,173,212 total outstanding shares of Common Stock of the Company (based on 202,466,004 shares of Common Stock outstanding as of April 30, 2023, less the 292,792 shares of Common Stock repurchased in the Repurchase).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated as of May 11, 2023, by and between AmerisourceBergen Corporation and Walgreens Boots Alliance Holdings LLC.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

May 15, 2023	By:	/s/ James F. Cleary
Name: James F. Cleary
Title: Executive Vice President and Chief Financial Officer